Exhibit 10.1
FIFTH AMENDMENT TO CREDIT AGREEMENT
FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of November 23, 2015, among ENERSYS, a Delaware corporation (the “Borrower”), various Lenders (as defined below), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and RB International Finance (USA) LLC and PNC Bank, National Association, as Co-Documentation Agents and Co-Managers, are parties to a Credit Agreement, dated as of March 29, 2011 (as amended, modified or otherwise supplemented prior to the Fifth Amendment Effective Date referred to below, the “Credit Agreement”); and
WHEREAS, subject to the terms and conditions of this Fifth Amendment, the parties hereto wish to amend or otherwise modify certain provisions of the Credit Agreement, in each case as herein provided.
NOW, THEREFORE, IT IS AGREED:
I.Amendments and Modifications to Credit Agreement. Effective as of the Fifth Amendment Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
1.    Section 1 of the Credit Agreement is hereby amended by (x) deleting the definitions of “Cayman Partnership”, “Cayman Partnership Shareholder #1”, “Cayman Partnership Shareholder #2”, “Cayman Partnership Shareholder #3”, “Cayman Partnership Shareholders”, “Excluded Domestic Subsidiary” and “Foreign Subsidiary” in their entirety and (y) inserting the following new definitions in appropriate alphabetical order:
“CFC” shall mean a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and each Subsidiary of any such “controlled foreign corporation”.
“Designated Jurisdiction” shall mean any country, territory or region to the extent that such country or territory itself is the target of comprehensive Sanctions.
“Excluded Domestic Subsidiary” shall mean each Subsidiary incorporated or organized in the United States or any State or territory thereof that is (a) a Subsidiary of a Subsidiary that is a CFC or (b) a “disregarded entity” for U.S. federal income tax purposes, the primary assets of which are Equity Interests of another Subsidiary that is a CFC and, if applicable, intercompany debt issued by such Subsidiary.

“Fifth Amendment” shall mean that certain Fifth Amendment to Credit Agreement dated as of November 23, 2015 by and among EnerSys, the Lenders party thereto and the Administrative Agent.
“Foreign Subsidiary” shall mean each Subsidiary other than a Domestic Subsidiary (it being understood that each FSHCO Subsidiary, each Excluded Domestic Subsidiary and EnerSys Mexico Management LLC shall be deemed to be (and shall be treated as) a Foreign Subsidiary for all purposes of this Agreement and the other Credit Documents).
“FSHCO Subsidiary” shall mean any direct or indirect Subsidiary incorporated or organized in the United States or any State or territory thereof that owns no material assets (directly or through one or more disregarded entities) other than the Equity Interests of one or more Subsidiaries that are CFCs and, if applicable, intercompany debt issued by such Subsidiaries.
“HMT” shall have the meaning specified in the definition of “Sanction(s)”.
“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“Sanction(s)” shall mean any sanction administered or enforced by the government of the United States of America (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”), or other relevant applicable sanctions authority.
2.    The definition of “Domestic Subsidiary” appearing in Section 1 of the Credit Agreement is hereby amended by (x) deleting the text “any Cayman Partnership Shareholder,” appearing therein and (y) inserting the text “, any FSHCO Subsidiary” immediately after the text “any Excluded Subsidiary” appearing in said definition.
3.    The definition of “Eurodollar Rate” appearing in Section 1 of the Credit Agreement is hereby amended by (x) deleting the word “and” appearing at the end of clause (a) of said definition, (y) deleting the period (“.”) at the end of said definition and inserting the text “; and” in lieu thereof and (z) inserting the following text as a new clause (c) of said definition:
“(c)    if the “Eurodollar Rate” (as otherwise determined above pursuant to clause (a) or (b)) shall be less than zero, then the “Eurodollar Rate” shall be deemed zero for purposes of this Agreement.”
4.    The definition of “FATCA” appearing in Section 1 of the Credit Agreement is hereby amended by (x) inserting the text “to comply with” immediately after the text “no more onerous” appearing in said definition, (y) inserting the text “, official interpretations thereof,” immediately after the text “and the regulations promulgated thereunder” appearing in said definition and (z) inserting the text “, and any agreement entered into pursuant to Section 1471(b)(1) of the Code” immediately before the period (“.”) at the end of said definition.

5.    The definition of “Subsidiary Guarantor” appearing in Section 1 of the Credit Agreement is hereby amended by deleting the text “Cayman Partnership Shareholders and” appearing in said definition.
6.    Section 5.04 of the Credit Agreement is hereby amended by inserting the following new clause (f) at the end of said Section:
“(f)    Solely for purposes of reporting and determining withholding Taxes imposed under FATCA, from and after effectiveness of the Fifth Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and any Loans made hereunder as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”.
7.    Section 8.22 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 8.22 in lieu thereof:
“8.22.    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned 50% or more or controlled by any individual or entity that is (i) the subject or target of any Sanctions (target and/or subject of sanctions signifying a person with whom a person obliged to comply with applicable sanctions regulations would be prohibited or restricted by law from engaging in certain transactions), (ii) included on OFAC’s “List of Specially Designated Nationals and Blocked Persons”, HMT’s “Consolidated List of Financial Sanctions Targets” and HMT’s “Investment Ban List”, or any similar list enforced by any other relevant and applicable sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.”.
8.    Section 8.23 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 8.23 in lieu thereof:
“8.23.    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation that may be applicable from time to time in other jurisdictions and have instituted and maintained policies and procedures reasonably designed to promote and achieve material compliance with such laws.”.
9.    Section 9.11(e) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 9.11(e) in lieu thereof:
“(e)    If any Wholly-Owned Subsidiary of the Borrower (other than an Immaterial Subsidiary or a Foreign Subsidiary) ceases to constitute a FSHCO Subsidiary, such Wholly-Owned Subsidiary shall take all actions required by Sections 9.11(c) and (d) within the time frame required by Section 9.11(f) as if it were a newly established or created Subsidiary at such time.”.

10.    Section 10.01 of the Credit Agreement is hereby amended by (x) deleting the text “(a)” appearing at the beginning of the first sentence of said Section and (y) deleting Sections 10.01(b), 10.01(c) and 10.01(d) in their entirety.
11.    The Credit Agreement is hereby amended by inserting the following new Sections 10.17 and 10.18 after Section 10.16:
“10.17    Sanctions. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or to the knowledge of the Borrower, indirectly, use the proceeds of any Credit Event, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund or facilitate any activities of or business with any individual or entity that, at the time of such funding, is the target of Sanctions (target and/or subject of sanctions signifying a person with whom a person obliged to comply with applicable sanctions regulations would be prohibited or restricted by law from engaging in certain transactions) or in any Designated Jurisdiction, in each case, unless authorized by the relevant sanctions authority, or in any other manner that will result in a violation by any party hereto (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, Agents, Letter of Credit Issuer, Swingline Lender, or otherwise) of Sanctions.
10.18    Anti-Corruption Laws. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Event for any purpose which would violate the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation that may be applicable from time to time in other jurisdictions.”.

II.	Miscellaneous Provisions.
1.    In order to induce the Lenders to enter into this Fifth Amendment, the Borrower hereby represents and warrants that:
(a)    no Default or Event of Default exists as of the Fifth Amendment Effective Date both before and after giving effect to this Fifth Amendment; and
(b)    all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality, in all respects) on the Fifth Amendment Effective Date both before and after giving effect to this Fifth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be true and correct in all material respects as of such specified date).
2.    This Fifth Amendment is limited as specified and shall not constitute a modification, acceptance, consent to, deviation from or waiver of any other provision of the Credit

Agreement or any other Credit Document. This Fifth Amendment constitutes a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.
3.    This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
4.    THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
5.    This Fifth Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) when each of the following conditions shall have been satisfied:
(i)    the Borrower, the Required Lenders and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered by way of facsimile or other electronic transmission the same to the Administrative Agent at White & Case LLP, Attention: May Yip and Corinne Milliken (facsimile: 212-354-8113 / e-mail: myip@whitecase.com and corinne.milliken@whitecase.com); and
(ii)    the Borrower shall have paid to the Administrative Agent and the Lenders all fees, costs and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and the Lenders to the extent then due under the terms of the Credit Documents.
6.    From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment as of the date first above written.

ENERSYS
By:
Name:
Title:

Enersys Fifth Amendment to Credit Agreement (2015)

BANK OF AMERICA, N.A, as Administrative Agent
By:
Name:
Title:

Enersys Fifth Amendment to Credit Agreement (2015)

SIGNATURE PAGE TO THE FIFTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS

NAME OF INSTITUTION:
By:
Name:
Title:

Enersys Fifth Amendment to Credit Agreement (2015)